As filed with the Securities and Exchange Commission on February 25, 2015
Registration No. 333-83729
Registration No. 333-54278
Registration No. 333-112831
Registration No. 333-131705

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-83729
FORM S-8 REGISTRATION STATEMENT NO. 333-54278
FORM S-8 REGISTRATION STATEMENT NO. 333-112831
FORM S-8 REGISTRATION STATEMENT NO. 333-131705

under the
SECURITIES ACT OF 1933

EXTREME NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0430270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

145 Rio Robles San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Extreme Networks, Inc. 1999 Employee Stock Purchase Plan
(Full Titles of the Plan)

Allison Amadia
Vice President, General Counsel, and Corporate Secretary
Extreme Networks, Inc.
145 Rio Robles
San Jose, California 95135
(408) 579-2800
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller reporting company ☐

PARTIAL DEREGISTRATION OF SHARES OF COMMON STOCK

These post-effective amendments relate to the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) of Extreme Networks, Inc. (“Extreme”):

File No. 333-83729, pertaining to the registration of 2,000,000 shares of common stock, par value $0.001 per share of Extreme (“Common Stock”), issuable under Extreme Networks, Inc. 1999 Employee Stock Purchase Plan, (the “1999 ESPP Plan”) which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 26, 1999;

File No. 333-54278, pertaining to the registration of an additional 2,000,000 shares of common stock issuable under the 1999 ESPP Plan which was filed with the SEC and became effective on January 25, 2001;

File No. 333-112831, pertaining to the registration of an additional 3,000,000 shares of common stock issuable under the 1999 ESPP Plan which was filed with the SEC and became effective on February 13, 2004; and

File No. 333-131705, pertaining to the registration of an additional 5,000,000 shares of common stock issuable under the 1999 ESPP Plan which was filed with the SEC and became effective on February 9, 2006.

The Company is filing these post-effective amendments to the Prior Registration Statements to deregister any securities registered and unsold under the Registration Statements and to terminate the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 25, 2015.

EXTREME NETWORKS, INC.

By:	/s/ Kenneth Arola
Kenneth Arola Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Arola and Allison Amadia, each of them acting individually, as his or her attorney-in-fact, with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact and any and all amendments to this Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Charles W. Berger	President and Chief Executive Officer, (Principal Executive Officer)	February 10, 2015
Charles W. Berger

/s/ Kenneth Arola	Senior Vice President, and Chief Financial Officer And Chief Accounting Officer (Principal Financial and Accounting Officer)	February 10, 2015
Kenneth Arola

/s/ Edward B. Meyercord	Chairman of the Board	February 10, 2015
Edward B. Meyercord

/s/Charles Carinalli	Director	February 10, 2015
Charles Carinalli

/s/ Randi Paikoff Feigin	Director	February 10, 2015
Randi Paikoff Feigin

/s/Edward Kennedy	Director	February 9, 2015
Edward Kennedy

/s/Raj Khanna	Director	February 10, 2015
Raj Khanna

/s/John H. Kispert	Director	February 10, 2015
John H. Kispert

/s/John C. Shoemaker	Director	February 10, 2015
John C. Shoemaker